                                                                    Exhibit 24.1




                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints David C. Swanson, Steven M. Blondy and Robert J. Bush and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable
R. H. Donnelley Corporation, a Delaware corporation (the "Company") to comply with the Securities Act of 1933 (the "Securities Act") and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-3 under the Securities Act relating to the registration for offer and sale of the debt and/or equity securities of the Company, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments and supplements to such Registration Statement (including pre-effective and post-effective amendments and supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original.


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                                   SIGNATURES

    /s/ Frank R. Noonan                     Chairman of the Board               May 30, 2002
-------------------------------
 (Frank R. Noonan)


    /s/ David C. Swanson                    Chief Executive Officer             May 30, 2002
-------------------------------
 (David C. Swanson)                         (Principal Executive Officer)


    /s/ Steven M. Blondy                    Senior Vice President and           May 30, 2002
-------------------------------
 (Steven M. Blondy)                         Chief Financial Officer
                                            (Principal Financial Officer)


    /s/ William C. Drexler                  Vice President and Controller       May 30, 2002
-------------------------------
 (William C. Drexler)                       (Principal Accounting Officer)


    /s/ Kenneth G. Campbell                 Director                            May 30, 2002
-------------------------------
 (Kenneth G. Campbell)


    /s/ Robert Kamerschen                   Director                            May 30, 2002
-------------------------------
 (Robert Kamerschen)


    /s/ Peter J. McDonald                   Director                            May 30, 2002
-------------------------------
(Peter J. McDonald)


    /s/ Carol J. Parry                      Director                            May 30, 2002
-------------------------------
 (Carol J. Parry)

    /s/ Barry Lawson Williams               Director                            May 30, 2002
-------------------------------
 (Barry Lawson Williams)
